EXHIBIT 10.9


                                             SCRIPT SERVICES AGREEMENT


THIS Script Services Agreement ("Agreement") is made this 21st day of
 June, 1995, by and
between WORLDSPAN, L.P., a Delaware limited partnership ("WORLDSPAN"),
 300 Galleria
Parkway, N.W., Atlanta, Georgia 30339 and Corporate Travel Link, Incorporated located at 18
Village Green Ct., South Orange, NJ  07079 ("Customer").


                                               W I T N E S S E T H:

         WHEREAS, WORLDSPAN is a computer reservation system ("CRS") vendor providing access to its WORLDSPAN System to travel agencies and others in the travel industry;

         WHEREAS, Customer has arranged with WORLDSPAN for the use of WORLDSPAN's
CRS, equipment and products;  and

         WHEREAS, Customer desires to retain WORLDSPAN to write one or more software programs (hereinafter referred to as the "Scripts") that may be used with
 WORLDSPAN's Scripting
product, used by Customer in conjunction with the WORLDSPAN CRS.

         NOW, THEREFORE, it is agreed:

1.       Scripts to be provided by WORLDSPAN.
WORLDSPAN shall prepare and provide to Customer the Scripts as outlined in Exhibit A attached hereto and incorporated herein. WORLDSPAN shall create and provide the Scripts to Customer pursuant to this Agreement. Preparation of the Scripts by WORLDSPAN may be carried out at
WORLDSPAN's facilities or at Customer's offices, provided that the completed Scripts shall be provided to Customer at the address set forth above.

2.       Access.
Customer agrees to make available to WORLDSPAN reasonable access to Customer's equipment and staff, and provide such other assistance as shall be reasonably necessary to permit
WORLDSPAN to provide the Scripts according to this Agreement, including but not limited to access to a WORLDSPAN Scripting workstation and assistance from a Customer designee familiar with the design specifications and host functionality of the proposed Script project.

3.       Fees.
In consideration of the services provided by WORLDSPAN hereunder and the license to the Scripts,
Customer shall pay WORLDSPAN a fee of three thousand dollars ($3,000.00). Fees shall be paid by Customer within thirty (30) days of the date of invoice. WORLDSPAN may impose a late payment fee at the rate of one percent (1%) per month for any amount that has not been received

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within thirty (30) days after the date of such invoice.  In addition to any other charges set forth
herein, Customer shall pay to WORLDSPAN or reimburse WORLDSPAN, as appropriate, for all sales, use, excise, property, or other similar taxes now or hereafter imposed by any federal, state or
local taxing authority on amounts paid to WORLDSPAN by Customer.
Notwithstanding the
foregoing, Customer shall not, in any event, be responsible for any taxes payable on
WORLDSPAN's net income or taxes in lieu of net income taxes, or for charges imposed on
WORLDSPAN for the privilege of doing business.

4.       Termination of Agreement.
Either party may terminate this Agreement in its sole discretion by providing the other party with one day advance written notice. Should Customer terminate this Agreement, Customer will be obligated to pay WORLDSPAN the entire fee identified in Section 3 above.
 Should WORLDSPAN
terminate this Agreement, Customer will not be obligated to pay WORLDSPAN any of the fee identified in Section 3 above.

5.       Confidentiality.
Each of the parties shall ensure that any Confidential Information which it may become aware of or
use during the performance of this Agreement is treated by it in strictest confidence, and is not disclosed to third parties or used except as expressly permitted by this
 Agreement.  "Confidential
Information" shall mean information that is proprietary and confidential to the party disclosing such information including, but not limited to, software, specifications, customer information, scripting
code, business plans, financial information, and other information of a sensitive or confidential
nature whether oral or written, except (a) information known to the receiving party prior to
disclosure by the disclosing party;  (b) information which is widely known to the public in the
relevant industry or trade; or (c) information which is developed by the receiving party independent of any Confidential Information provided by the disclosing party. Each party will treat the other
party's Confidential Information with at least the same concern and protective measures accorded
any of its own trade secrets and confidential information.

6.       License.
Title and full and complete ownership rights to all WORLDSPAN owned or developed software including but not limited to the Scripts, shall remain with WORLDSPAN.
 Customer understands
and agrees that WORLDSPAN's owned or developed software is WORLDSPAN's trade secret, proprietary information, and confidential information whether any portion thereof is or may be
validly copyrighted or patented.  Any software provided to Customer is provided by license only and
such license is non-exclusive, non-transferable and limited to the right to use such software.  Under
no circumstances may a Script be copied for, duplicated for, provided to, or sold to any third party including but not limited to any member of an agency consortium. Customer's license shall include the right for Customer to modify the Scripts as needed.

7.       Limited Warranty.
WORLDSPAN makes no representation or warranty with regard to the accuracy or completeness of the Scripts or that the Scripts shall be suitable for Customer for all purposes. WORLDSPAN

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warrants that the Scripts shall operate substantially according to the design specifications outlined
in Exhibit A for a period of thirty (30) days following delivery of the Scripts to Customer. In the event of any breach of the foregoing warranty, Customer's sole remedy, and WORLDSPAN's sole obligation, shall be for WORLDSPAN to correct any defective Script so that it shall operate
substantially according to the design specifications outlined in Exhibit A.

8.       Indemnification.
         A. Each party shall indemnify, defend and hold harmless the other party, its directors, affiliates, partners, officers, employees and agents, from and against all liabilities, damages and expenses, and claims for damages, suits, proceedings, recoveries, judgments or executions (including but not limited to litigation costs, expenses, and reasonable attorneys' fees) arising out of or in conjunction with any claim that the use of the indemnifying party's system or data (including, without limitation, software)
                  by the other party infringes any third party patent, copyright, trademark or other property right.

         B. Each party shall indemnify, defend and hold harmless the other party, its directors, affiliates, partners, officers, employees and agents from and against all liabilities, damages and expenses, and claims for damages, suits, proceedings, recoveries, judgments or executions (including but not limited to litigation costs, expenses, and reasonable attorneys' fees) which may be suffered by, accrued against, charged to or recoverable from the other party, its past and present directors, affiliates, partners, officers, employees or agents by reason of or in connection with the party's performance or failure to perform, or improper performance of any of the party's obligations under this Agreement.

9.       Disclaimer.
OTHER THAN THE WARRANTIES AND REMEDIES SET FORTH IMMEDIATELY ABOVE, WORLDSPAN DISCLAIMS AND CUSTOMER HEREBY WAIVES ALL WARRANTIES, EXPRESSED OR IMPLIED, ORAL OR WRITTEN, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
OR INTENDED USE, RELATING TO THE SCRIPTS OR SERVICES PROVIDED BY WORLDSPAN HEREUNDER. WORLDSPAN SHALL NOT BE LIABLE TO CUSTOMER OR
TO ANYONE ELSE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, REGARDLESS OF WHETHER CUSTOMER'S CLAIM IS BASED ON CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. WORLDSPAN'S TOTAL LIABILITY TO CUSTOMER OR ANY THIRD PARTY SHALL NOT EXCEED THE AMOUNT PAID BY CUSTOMER TO WORLDSPAN PURSUANT TO THIS AGREEMENT.

10.      Notice.
All notices, requests, demands or other communications hereunder shall be in writing, hand delivered, sent by first class mail, overnight mail, facsimile or teletype and shall be deemed to have
been given when received at the following addresses:

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         If to WORLDSPAN:
WORLDSPAN, L.P.
300 Galleria Parkway, N.W.
Atlanta, Georgia  30339
U.S.A.
Facsimile:  (404) 563-7018
ATTN:  Supervisor - Customer Service Programming

         If to Customer:
Corporate Travel Link, Incorporated
P.O. Box 2039
Newark, NJ  07114
Facsimile:  (201) 763-4612
ATTN:  Joseph Cutrona

Any notice provided by facsimile or teletype which is received after 4:00 p.m.
 local time shall be
deemed received the following business day.  A party may change its addresses for notice on not less
than ten (10) days' prior written notice to the other party.

11.      General Provisions.
         A. Nothing in this Agreement is intended or shall be construed to create or establish an agency, partnership, or joint venture relationship between the parties.

         B. The captions in this Agreement are for convenience only and in no way define, limit, or enlarge the scope of this Agreement or any of the provisions therein. Capitalized terms shall have the meanings assigned in this Agreement.

         C. No waiver by either party of any provision or any breach of this Agreement constitutes a waiver of any other provision or breach of this Agreement and no waiver shall be effective unless made in writing. The right of either party to require strict performance and observance of any obligations hereunder shall not be affected in any way by any previous waiver, forbearance or course of dealing.

         D. Except for customer's obligation to make payments hereunder, neither party will be deemed in default of this Agreement as a result of a delay in performance or failure to perform its obligations caused by acts of God or governmental authority, strikes or labor disputes, fire, acts of war, failure of third party suppliers, or for any other cause beyond the control of that party.

         E. Customer shall not sell, assign, license, sub-license, franchise or otherwise convey in whole or in part to any third party this Agreement or the services provided hereunder without the prior written consent of WORLDSPAN.


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         F.       This is a non-exclusive agreement.  Similar agreements may be entered into by either
                  party with any other person.

         G. This Agreement shall be governed by, construed, interpreted and enforced according to the laws of the State of Georgia and of the United States of America, without regard to principles of conflict of laws and rules. Each party hereby consents to the non-exclusive jurisdiction of the courts of the State of Georgia and United States
                  Federal Courts located in Georgia to resolve any dispute arising out of this
                  Agreement, and waives any objection relating to improper venue or forum nonconveniens to the conduct of any proceeding in any such court.

         H. In the event that any material provision of this Agreement is determined to be invalid, unenforceable or illegal, then such provision shall be deemed to be superseded and the Agreement modified with a provision which most nearly corresponds to the intent of the parties and is valid, enforceable and legal.

         I. This Agreement constitutes the final and complete understanding and agreement between the parties concerning the subject matter hereof. Any prior arrangements, understanding negotiations or communications written or otherwise concerning the subject matter hereof are deemed superseded by this Agreement.
this Agreement
                  may be modified only by a further written agreement executed by an authorized representative of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their undersigned duly authorized representatives as of the day and year first written above.

CUSTOMER:                                                     WORLDSPAN, L.P.

        Corporate Travel Link, Incorporated
(Customer Legal Name)                                         By:

                                                              Keith Anderson
 Corporate Travel Link, Incorporated         Director - Training and Accounting
(Doing Business As)                                      Products Support


By:
         (Signature)

        Joseph Cutrona
(Print Name)

Title:          President


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